Exhibit 99.1

Remarks of the Executive Chair and the Chief Executive
Prepared for the Annual Meeting of Stockholders

November 15, 2023
EXECUTIVE CHAIR:

Good morning. It is my pleasure to welcome you all to the 2023 annual meeting of stockholders.

Over the decade since News Corp was reborn, we have been on a trajectory of positive transformation, one that has made the company stronger and more prosperous, and given us a robust platform for future growth.

Our last three years have been our most profitable despite the complications of higher interest rates and economic uncertainty, and I am confident that the best is yet to come.

Our digital development has enabled us to expand the delivery of news, analysis, books and real estate intelligence. In an era of Generative AI, those businesses will surely grow, and I can assure you that our teams are absolutely focused on both the opportunities and the challenges.

We are already playing a leading role in the important debate over the value of our original content for AI providers and are engaged in advanced negotiations with key partners.

The world is facing multiple international crises that demand attention and understanding. After the barbaric attack on Israel and the ensuing tragedies in the region, the rise of virulent antisemitism should be of serious concern to all thoughtful people.

I would like to pay tribute to our reporters in the Middle East and Ukraine who are taking risks every day. I also want to highlight the case of Evan Gershkovich of The Wall Street Journal, who remains unfairly imprisoned in Russia for simply doing his job. We are grateful for the efforts of all who have been working ceaselessly to secure his release.

As you know, I am moving to the role of Chairman Emeritus, and Lachlan will become the sole Chair of News Corp. Lachlan is a principled leader, and a believer in the social purpose of journalism. I hope to continue an active role in the company.

There is no doubt that we should all be concerned about the suppression of debate by an intolerant elite who regard differing opinions as anathema.

My life has certainly been fortunate. We are blessed to live in a country where dreams are not yet subject to regulation. There are so many inspiring stories around us of those who have created much social good from humble beginnings.

Like my father, I believe that humanity has a “high destiny”, and Lachlan certainly shares that belief. That sense of destiny is not just a blessing but a responsibility.

I will now turn to our Chief Executive, Robert Thomson. Thank you, Robert.

CHIEF EXECUTIVE:

Thank you, Rupert. And on behalf of all employees at News Corp, I want to express our sincere appreciation for all that you have achieved for News Corp, for journalism and for the societies in which we operate. As you indicated, the journey is far from over and there is much more productive toil ahead.

And I welcome our Chair, Lachlan, a leader of genuine principle whose commitment to the cause of the company and to social improvement is patently obvious to all who have the privilege of working alongside him.

We have now completed a decade of the “new” News Corp’s existence, so this is an appropriate moment to reflect on our profound transformation, a transformation faithful to the ideals instilled by Rupert. Our revenue base has changed fundamentally and expanded dramatically over the past 10 years.

News & Information Services accounted for 72% of total revenues in fiscal 2014, which then included News America Marketing and Dow Jones. By fiscal 2023, News Media was 23%, and the revitalized Dow Jones segment was 22%. Digital Real Estate comprised 5% of total revenues ten years ago, and that has tripled to over 15% this past year, including the acquisition of Realtor.com®, where revenues have more than doubled. Print-related advertising was 39% of our total revenues and that figure is now below 5%, as we have seen a vast increase in high-margin recurring digital subscription revenues.

So, since our reincarnation we have become decidedly more digital, with higher margins, far larger free cash flow and sterling prospects for long-term growth. Thanks to the steadfast support of Rupert and Lachlan Murdoch, our Directors and investors, and the exceptional efforts of our employees, News Corp achieved its three strongest fiscal years ever in 2021, 2022 and 2023, despite economic circumstances that were not entirely auspicious.

Throughout the past decade, we have led the quest for compensation for content from the big digital platforms, and have now entered a new phase of negotiations with the rise of Generative AI. It is reassuring that the prescient executives at the largest AI companies understand that Gen AI cannot be degenerative, that the recomposition of content cannot lead to the decomposition of creativity.

As Rupert mentioned, The Wall Street Journal reporter Evan Gershkovich continues to be unjustly incarcerated by Russia for being a truth-seeking journalist. We strongly deny the allegations against him. And we thank the many people who have rallied to his cause, and are providing support to his courageous family.

Turning now to our results for fiscal 2023, inflation, supply chain complications, interest rates and volatile exchange rates presented challenges, most more ephemeral than eternal. Nonetheless, we saw significant progress across several segments.

Dow Jones posted its highest profitability since we acquired the company – helped by impressive results in the professional information business. In fact, Dow Jones has doubled its profitability in the past four years and, for the first time, was the highest contributor to profits across News Corp.

Margins have been bolstered by the acquisitions of OPIS and Chemical Market Analytics, and by the continuing, double-digit growth of Risk & Compliance, where revenues have risen six-fold over the past decade, and prospects remain bright with the imperative to minimize risk and maximize compliance in an ever-more complex regulatory regime.

Subscription Video Services reported adjusted revenue and profit growth, which excludes currency impact, for the second straight year – a remarkable turnaround for Foxtel. We have long-term rights to the key sports for Australians and have created a model that streamers around the world are now trying to emulate.

REA was affected last year by higher interest rates and lower listings, but, as we reported last week, conditions have become more favorable in recent months, with an improvement in listings and home prices. India remains a source of significant potential with Housing.com, the market leader in a country on a positive economic trajectory with a rapidly expanding middle class. In the U.S., we have a leadership team at Move instilling a fiercely competitive spirit, and leveraging News Corp’s potent media platforms to build brand and expand market share.

For HarperCollins and other book publishers, fiscal 2023 was challenging, with the post-COVID market resetting, logistical issues at Amazon and inflationary pressures, which, thankfully, have eased, with Segment EBITDA surging 67% in the first quarter this fiscal.

In News Media, in the U.K., The Sun had a successful year, with digital advertising outpacing print, and year-over-year express growth of The Sun in the U.S., which has even higher yields than the legendary U.K. site.

The Times and Sunday Times also hit 565,000 digital subscriptions at the end of June, an 11% increase, underscoring the strength of our journalism and the global potential of the brands. Meanwhile, News Corp Australia achieved almost 1.1 million digital subscriptions, an increase of 10%. News.com.au was the leading news website in Australia, according to the Ipsos rankings, while, notably, The Australian was also in the top 10.

In the U.S., the New York Post recorded a second successive year of strong profits, after decades of losses. The paper’s markedly improved fortunes have been accompanied by growing influence in New York, Washington and far beyond.

In a fiscal year affected by the reverberations of war, inflation and other macroeconomic challenges, News Corp is proud to report its second most profitable year since the reformation a decade ago.

We ended the year on an upswing, and with inflation abating and interest rates plateauing, we have sound reasons for optimism, especially as we have become more digital, more global, and with increased recurring revenues in higher margin segments.

We look forward with a sense of genuine, tangible excitement for the potential of our people and our businesses, and we remain determined to deliver for our customers, our employees and, most certainly, for our shareholders, whose support we sincerely appreciate. And, Rupert, no amount of alluring alliteration can articulate our gratitude to you.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.
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